                                                                   EXHIBIT 10.3


                                CREMONINI S.p.A.

                                       AND

                              ROADHOUSE GRILL, INC.

                     --------------------------------------

                             JOINT VENTURE AGREEMENT

                       ----------------------------------

                             ROADHOUSE GRILL EUROPE








                              AGNOLI BERNARDI ZINI
                        BRITEN BURKHARDT MITTL & WEGENER
                            MOQUEST BORDE & ASSOCIES
                               MEYER LUSTENBERGER
                            PROFESSIONAL CORPORATION


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                                      INDEX


Clauses No.                                                                            Page No.
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
1.       Definitions And Interpretation....................................................5

2.       Purpose, Initial Scope And Territory Of The Joint Venture.........................9

3.       The Joint Venture Company.........................................................10

4.       Shareholders' Agreement...........................................................11

5.       Business Plan.....................................................................11

6.       Pre-Closing Conditions And Covenants..............................................11

7.       Option To Subscribe Shares And Post-Closing Covenants.............................13

8.       Foreign Corrupt Practices Act.....................................................15

9.       Exclusivity-Right Of First Refusal, Non-Competition, Notification.................16

10.      Execution.........................................................................17

11.      Representations And Warranties Of The Parties.....................................17

12.      Duration..........................................................................19

13.      Termination.......................................................................20

14.      Survival..........................................................................24

15.      Confidentiality...................................................................24

16.      Miscellaneous.....................................................................26

17.      Notices  And Communications.......................................................28

18.      Governing Law And Arbitration.....................................................30


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ANNEXES

1.       Business Plan

2.       Master Development Agreement

3.       Franchise Agreement

4.       Shareholders' Agreement

THIS JOINT VENTURE AGREEMENT is entered into on the 6th day of July, 2000 BY and BETWEEN

1. CREMONINI SPA, a company incorporated in Italy, with its principal office at Via Modena 53, Castelvetro (Modena), Italy, ("Cremonini");

2. ROADHOUSE GRILL, INC., a Florida corporation, with its principal office at 2703-A Gateway Drive, Pompano Beach, Florida 33069, ("Roadhouse").

(Cremonini and Roadhouse are hereinafter jointly referred to as the "PARTIES" and each individually as a "PARTY").

WHEREAS

(A) Roadhouse is the owner or exclusive licensee of certain trademarks, service marks and trade dress, including "Roadhouse Grill" and associated logo, and may hereafter adopt, use and license additional trademarks, service marks and trade dress, including an EU application, whose filing information will be delivered as promptly as possible (collectively, the "Marks") in conjunction with the operation of Roadhouse Grill Restaurant (the "Restaurants") and is in the business of operating and granting franchises to operate Restaurants, which feature steaks, chicken, pork, seafood, vegetables, salads and certain other food products (the "Products") for consumer consumption through on-premises and carry-out sales.

(B) Cremonini is one of the Italian leading specialist integrated food groups, with operations focused on meat processing, food service distribution, catering and restaurant activity. Cremonini currently operates, and will operate and develop in the future, restaurants other than steak houses in the Territory (as hereinafter defined) under several trademarks, which also feature, as part of their menu, the Products;

(C) Cremonini desires to acquire franchises to operate Roadhouse Grill Restaurants in Europe and, in connection with this, Roadhouse Grill Europe, the designated name of the Joint Venture Company to be incorporated pursuant to this Agreement ("JVCO"), and Roadhouse will execute and deliver, upon incorporation of the JVCO, a Master Development Agreement (attached hereto as Annex 2) setting forth the terms and conditions of the development and opening of Restaurants by the JVCO in various countries (the "Territory" as hereinafter better defined below), and a Franchise Agreement constituting an attachment to the Master Development Agreement regulating the franchise for individual Restaurants;

(D) In connection with such development program as set forth in the Master Development Agreement, the Parties intend to set up JVCO to be used as their vehicle for pursuing the opportunities to develop and open the Restaurants in the Territory as more fully described herein;





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

(E) Each of the Parties wishes to pursue such development strategy in the Territory with a leading partner to enhance the range, quality and efficiency of their activity and have been selected because of their, or their respective Affiliates', specific characteristics, experience, know-how, technology, resources and infrastructures;

(F) This Agreement sets out the terms and conditions pursuant to which the Parties have agreed to establish the JVCO, the manner in which the JVCO shall conduct its business and the rights and obligations between each of the Parties and the JVCO;

(G) Attached as Annexes to this Agreement are, (i) the Shareholders' Agreement governing and regulating, together with the constitutional documents of the JVCO, INTER ALIA, the legal relationships within the various governing bodies of the JVCO and the rights and obligations of the Parties as Shareholders of the JVCO: (ii) the By-Laws of the JVCO; and (iii) the Ancillary Agreements regulating, INTER ALIA, the commercial relationships among the JVCO and each of the Parties: and

(H) The aforementioned Shareholders' Agreement, the By-Laws, and Ancillary Agreements will be executed upon incorporation of the JVCO.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATIONS

         DEFINITIONS

1.1. Terms defined in the Master Development Agreement shall have the same meaning in this Agreement, unless otherwise stated. In addition, the following words and expressions shall have the following meanings:

         "ACTIVE MANAGEMENT PARTICIPATION" means the ability to, at the management, Board or equivalent level, actively participate in the management decision making process and thereby have an effective influence on operational decisions of the relevant entity before they are taken.

         "AFFILIATE" means, with respect to a specified Party, any Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the specified Party.

         "AGREEMENT" means this joint venture agreement, including the Whereas Clauses and all its Schedules and Annexes, as it may be amended from time to time.

         "ANCILLARY AGREEMENTS" means the agreements referred to in Clause 6 and 7.6.





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

         "AUDITORS" means the auditor of the financial statements of the JVCO (but does not include the Statutory Auditors).

         "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the JVCO.

         "BUDGET" means the budget of the JVCO, drawn up for the first year of the Business Plan to which it relates.

         "BUSINESS" means the purpose of the JVCO as defined in Clause 2.

         "BUSINESS DAY" means any day (other than a Saturday or Sunday) when banks in Milan and Modena, Italy, and Pompano Beach (Florida, U.S.A.) and New York (New York, U.S.A.) are open for the transaction of normal business.

         "BUSINESS PLAN" means the initial business, strategic and operating plan and budget for the JVCO in the form set out in Annex 1 and any subsequent business plan that may be approved or adopted in accordance with this Agreement and Shareholders' Agreement, in each case as the same may be modified or amended in accordance with this Agreement

         "BY-LAWS/ARTICLES OF ASSOCIATION OF JVCO" means the By-laws/Articles of Association of the JVCO in the form set out in Clause 2.2 and as amended from time to time.

         "CLOSING DATE" means the date agreed to by and between the Parties within five (5) days from the satisfaction or waiver of all the Pre-Closing Conditions and Covenants set forth in Clause 6.1 which in any event shall not be later than August 31, 2000.

         "CONTROL", "CONTROLLING", and "CONTROLLED" refer to the power of one Person or group of Persons acting together or in concert, to control directly or indirectly another Person through:

         (i) any right entitling the controlling Person to a number of votes sufficient to exercise a dominant influence in ordinary shareholders' meetings; or

         (ii) any right entitling the controlling Person to exercise the majority of the votes that can be cast in ordinary shareholders' meetings;

         (iii) the exercise of a dominant influence by virtue of particular contractual links with such Person.

         For the purpose of (i), (ii) and (iii) above, the votes belonging to controlled Persons, fiduciary companies, or fiduciary individuals shall be taken into account. Votes that can be cast on behalf of third persons shall not be taken into account.

         "CREMONINI GROUP" means the group comprised of all companies, whether Italian or foreign, which are owned or controlled, directly or indirectly, by Cremonini.

         "DIRECT COMPETITOR" means a company operating in the Territory (as hereinafter defined below) in the following businesses: (i) beef sector; (ii) food service distribution; (iii) catering; or (iv) any type of commercial restaurant activity.

         "ENCUMBRANCE" means mortgages, charges, pledges, liens, options, restrictions, rights of first refusal rights of pre-emption, third party rights or interests, other encumbrances or security interests of any kind, or any other type of preferential arrangements (including, without limitation, a title transfer or retention arrangement) having similar effect under the laws of any jurisdiction.

         "EXECUTION DATE" means the date of this Agreement.

         "EURO" and "EUROS" mean the single currency of the participating Member States of the European Union.

         "FRANCHISE AGREEMENT" means the Franchise Agreement to be executed by the JVCO and Roadhouse in a form substantially pursuant to the text attached hereto as Annex 3.

         "GAAP" means generally accepted accounting principles as such principles are in effect from time to time, and consistently applied in the applicable jurisdiction of incorporation of the JVCO or such other jurisdictions, where Restaurants will be opened and operated.

         "GROSS REVENUES" means the aggregate sales of Restaurants opened and operated under the Master Development Agreement after deduction of any sales tax or VAT applicable to such sales.

         "JVCO SHARE" means a Share of par value to be determined upon incorporation in the capital of the JVCO as it will be determined by the parties at incorporation.

         "JVCO" means the company to be incorporated under the laws of the jurisdiction in the territory of the European Union, as it will be jointly agreed to by and between the parties in accordance with the appropriate tax and corporate structure, which will be jointly verified by the Parties, under the name of Roadhouse Grill Europe. The JVCO shall be incorporated by Cremonini pursuant to Clause 3 as (i) the joint venture company referred to in this Agreement and (ii) the Franchise Owner under the Master Development Agreement.

         "LIT," "ITL" "LIRAS" or "LIRE" means Italian Lire.

         "MASTER DEVELOPMENT AGREEMENT," means the Master Development Agreement executed by the Parties as of the date hereof and pursuant to which the JVCO as Franchise Owner will acquire a franchise to develop and operate Restaurants pursuant to the terms and conditions of the Franchise Agreement to be executed with Roadhouse; for each Restaurant to be established.

         "NET DEBT" means the total amount of short term and long term financing of the JVCO minus the amount of available cash and available cash deposits and any present and future indebtedness represented by notes, debentures, loan stock, or other security which are for the time being, or are capable of being quoted, listed, or ordinarily dealt in on any stock exchange, over-the-counter market or other securities market, provided further that "financing" shall not include any indebtedness the terms of which permit the JVCO, at the JVCO's option, to satisfy such indebtedness by the issue of equity shares or other securities convertible at the option of the JVCO into equity shares.

         "PARTIES" means Cremonini and Roadhouse, and "PARTY" means any one of them.

         "PERSON" includes any individual, corporation, limited liability company, company, partnership, joint venture, association, business trust, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

         "RELEVANT EQUITY INTEREST" means: (i) 25% or more of the issued and outstanding share capital of the relevant private entity or (ii) 5% or more of the issued and outstanding share capital of the relevant public entity.

         "RESTAURANTS" means the Roadhouse Grill restaurants.

         "ROADHOUSE GROUP" means Roadhouse Grill, Inc. and its subsidiaries.

         "SHARE" or "SHARES" means any issued share in the capital of the JVCO.

         "SHAREHOLDERS" means a Party to this Agreement.

         "TERRITORY" means the territory as defined in Clause 2.3,

         "US$" or "$" means United States Dollars.

         "WARRANTY" means, with respect to a Party, a statement (including representations, warranties, and covenants) contained in Clause 11 and made or deemed to be made by such Party and "Warranties" means all such statements.

         INTERPRETATION

1.2. Headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

1.3. A Person includes a reference to that Person's legal personal representatives or successors.

1.4.     The singular includes the plural and vice versa.

1.5. A Clause or Annex, unless the context otherwise requires, is a reference to a Clause of or Annex to this Agreement.

1.6. The Annexes form an integral part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.

1.7. A reference to a Party's knowledge, information or belief or to a Party being aware of a fact, matter or circumstances means, in the case of Cremonini, the knowledge, information or belief of Cremonini and its subsidiaries or Affiliates and, in the case of Roadhouse, knowledge, information or belief of Roadhouse and its subsidiaries or Affiliates

1.8. In this Agreement, a reference to "ownership" or a Person "owning" an asset of any description or any similar formulation shall mean that the Person described as having ownership of or owning the asset has all rights, title and interest in and to the relevant asset.

2.       PURPOSE, INITIAL SCOPE AND TERRITORY OF THE JOINT VENTURE

         PURPOSE

2.1. The purpose of the JVCO will be to develop, open, own, and operate Roadhouse Grill Restaurants, which feature the Products, in the Territory and in accordance with the Development Schedule as set forth in the Business Plan attached hereto as Annex 1.

         Such development, opening and operation of the restaurants shall be conditional upon (i) successful completion of the registration process currently taking place, by Roadhouse in the Territory of the "Roadhouse Grill" trademark.

2.2. The Business shall be carried out by JVCO in the Territory. The By-laws/Articles of Association of the JVCO shall be in a form to be prepared by BBLP Pavia e Ansaldo consistently with this Agreement and the Shareholders' Agreement upon determination of the appropriate jurisdiction.




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         TERRITORY

2.3. Subject to the provisions of the Master Development Agreement, the territorial Scope of the JVCO shall be limited to Europe, as geographically and politically defined.

3.       THE JOINT VENTURE COMPANY

         THE JOINT VENTURE COMPANY

3.1. JVCO shall be incorporated by Cremonini under the name of Road House Grill Europe in the most appropriate jurisdiction as set forth in the definition of JVCO.

         BY-LAWS/ARTICLES OF ASSOCIATION

3.2.     Upon incorporation of the JVCO, Cremonini as sole Shareholder shall:

         3.2.1 adopt the By-laws/Articles of Association of the JVCO in the appropriate form for the corporate type and jurisdiction agreed to by and between the parties and in a text containing to the extent possible the term and conditions set forth in the Agreement and in the Shareholders' Agreement. The Parties hereby agrees that duration of the JVCO shall be perpetual; it being understood and agreed that, if a perpetual duration is not permissible under applicable law, then the duration of the JVCO shall be automatically reduced to the maximum duration permitted under such applicable law; and

         3.2.2 fix the fiscal year of the JVCO to end on December 31 of each year.

         AUTHORIZED SHARE CAPITAL

3.3. The initial authorized capital of the JVCO shall be the equivalent of Lit 5,000,000,000 (five billion) divided into a certain number of Shares based on the par value as determined upon incorporation.

         VOTING SHARES

3.4. The Shares shall be common shares entitling the owner thereof to one vote per Share.

         OWNERSHIP OF THE JVCO

3.5. The JVCO shall initially be owned 100% by Cremonini. Roadhouse will subscribe and acquire annually shares of the JVCO, starting from the year 2000, in accordance with the provisions set forth in Clause 7.




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

3.6 The Board of Directors of the JVCO shall be composed of 3 members. Roadhouse shall have the right to designate one member. The Shareholders' Agreement shall provide for additional corporate governance rights infavor of Roadhouse starting from the subscription of the Shares pursuant to Clause 7.

4.       SHAREHOLDERS' AGREEMENT

4.1. Upon incorporation of the JVCO, the Parties and the JVCO shall execute and deliver the Shareholders' Agreement in the text attached hereto as Annex 4 setting forth the terms and conditions that regulate their rights, duties and obligations INTER SE as regards the internal structure of the JVCO.

5.       BUSINESS PLAN

5.1. The Business of the JVCO shall be conducted in accordance with the Business Plan and the development plan per country (as hereinafter defined). The Business Plan for the years 2000/2004 is attached hereto as Annex 1. The Business Plan shall determine the development schedule for the opening of the Restaurants in the various countries of the Territory (the Development Plan per Country).

5.2. The Business Plan shall cover five (5) fiscal years including the year 2000. Each new Business Plan shall be annual with a three (3) year projection in accordance with the Shareholders' Agreement.

6.       PRE-CLOSING CONDITIONS AND COVENANTS

         PRE-CLOSING CONDITIONS

6.1. The Parties agree that all their obligations set forth in this Agreement, including those to be entered into under the Ancillary Agreements, are to be terminated in accordance with Clause 13, unless the following conditions shall have been satisfied or (where permitted) waived in writing on or before August 31, 2000:

         6.1.1 all of the obligations and covenants to be fulfilled by either Party on or prior to the Closing Date shall have been fulfilled to the satisfaction of the other Party;

         6.1.2 the registration by Roadhouse of the Marks having been filed in the European Union and relevant documentation shall have been delivered to Cremonini; such registration shall have to be successfully completed within twelve (12) months from execution of this Agreement, other than as set forth in the Master Development Agreement;

         6.1.3 the execution between Roadhouse and the JVCO of the Ancillary Agreements referred to in Clause 7.6;




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

         6.1.4 Cremonini not becoming aware of any third parties' intention to raise any claims against or in respect of or otherwise challenge the validity or enforceability of this Agreement and/or of the rights of Roadhouse to own or use, or to permit third Parties to use or have access to the Marks;

         6.1.5 the Warranties of the Parties hereunder being and remaining true and accurate and not having been breached in any material respect;

         6.1.6 Roadhouse having provided to the JVCO, as required by applicable law, and to Cremonini at least ten (10) days prior to the Closing Date an updated version of the Uniform Franchise Offering Circular which shall include, among other things, information on Europe, as appropriate;

         6.1.7 neither Party having served a Termination Notice under Clause 13 when entitled to do so for any reason; and

         6.1.8 the JVCO's Articles of Incorporation and By-Laws/Articles of Association having been filed with the relevant Court and/or other entity and with the pertinent Registrar of Companies as required under applicable law.

         PRE-CLOSING COVENANTS

         CREMONINI'S OBLIGATIONS

6.2.     It shall be the obligation of Cremonini to:

         6.2.1 Procure, to the extent possible as applicable to Cremonini, the satisfaction of the conditions set out in Clauses 6.1. Roadhouse may waive in writing satisfaction of any of those conditions and the conditions set out in Clause 6.1. Roadhouse may postpone the date for satisfaction of any of the conditions (which postponement does not prejudice the right of Roadhouse to exercise its right of termination if a condition has not been satisfied by such later date) but in any event not later than October 1, 2000.

         ROADHOUSE'S OBLIGATIONS

6.3.     It shall be the obligation of Roadhouse to:

         6.3.1 Procure, to the extent possible as applicable to Roadhouse, the satisfaction of the conditions set out in Clauses 6.1.4 and 6.1.5. Cremonini may waive in writing satisfaction of any of those conditions and the conditions set out in Clause 6.1. Cremonini may postpone the date for satisfaction of any of the conditions (which postponement does not prejudice the right of Cremonini to exercise its right of termination if a condition has not been satisfied by such later date) but in any event not later than October 1, 2000.

         THE PARTIES OBLIGATIONS

6.4. If a Party become aware of a fact or circumstance that might prevent a condition referred to above from being satisfied, it shall immediately inform the other Party. Each Party shall continue to respond to all reasonable requests from the other Party for information on the progress of satisfaction of the conditions identified in Clause 6.1.

7.       OPTION TO SUBSCRIBE SHARES AND POST-CLOSING COVENANTS

         SHARES SUBSCRIPTION

7.1. Each year, and starting from the year 2001 until year 2004 included, Roadhouse shall have the option to subscribe/acquire Shares of the JVCO in a subscription amount equal to 2% (two percent) of the share capital of the JVCO.

         With reference to the year 2002 only, the option to subscribe shares shall be for a subscription amount equal to 2.5% (two point five percent).

         The value of the shares to be subscribed shall be determined by multiplying 7 (seven) times the JVCO EBITDA, deducted a sum equal to the total Net Debt of the JVCO, as resulting from the last audited financial statements. Each year Roadhouse shall exercise its option by sending a written notice to Cremonini and the JVCO pursuant to Clause
         17.1. If Roadhouse will not exercise the option within 90 (ninety) days from the receipt of the yearly audited financial statements of the JVCO, the option set forth in this Clause 7.1 shall be considered automatically terminated for that relevant year, without any further right, effect, obligation, or indemnity upon any of the parties. In the event that the figure resulting by multiplying 7 (seven) times the JVCO EBITDA, deducted the total Net Debt, as resulting from the last audited financial statements, is negative, Roadhouse shall acquire/subscribe shares at par value.

         YEAR 2000 SUBSCRIPTION

7.2. Only during the year 2000, Cremonini will transfer to Roadhouse, at par value, shares of the JVCO in an amount equal to 1.5% (one point five percent) of the JVCO share capital.

         NET DEBT GEARING RATIO

7.3. Subject to the condition precedent that the Net Debt of the JVCO remains below the figure expressed in the 2000/2004 Business Plan (gearing ratio




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

         Bx), and subject to the provision set forth in Clause 4.2 of the Shareholders' Agreement,. Cremonini warrants to Roadhouse that the participation of Roadhouse in the JVCO share capital shall not be diluted by any reason, except by written consent by Roadhouse.

7.4.     POST-CLOSING COVENANTS

         7.4.1 Each party shall notify the other party in the event of default and/or potential event of default of any of its covenants or should any of its representation and warrants become, in whole or in part, untrue, incorrect or misleading.

         7.4.2 Each party shall inform the other party of the name of any investor acquiring a participation in excess of 5% (five percent) of the corporate capital.

         7.4.3 Each party shall deliver to the other party a copy of its quarterly semiannual and annual financial statements; PROVIDED, HOWEVER, that if either party ceases to be a reporting company under applicable stock exchange regulations, only annual financial statements will be provided pursuant to this Clause 7.4.3.

         PARTIES' FINANCING

7.5. The Parties may provide additional financing to the JVCO in accordance with terms and conditions to be mutually agreed to.

         ANCILLARY AGREEMENTS

7.6. Subject o Clause 6.1.6 above, upon incorporation of the JVCO, the parties hereto, their relevant Affiliates, the JVCO shall simultaneously enter into the Shareholders' Agreement, the Master Development Agreement, and the Franchise Agreement attached hereto.

7.7. The Ancillary Agreements will become effective pursuant to the terms thereof, it being understood and agreed that, in the event of any conflict or discrepancy between the Uniform Franchise Offering Circular referred to in Clause 6.1.6 above and:

         (i) any of the provisions and/or representations by Roadhouse contained in any of the Ancillary Agreements; or

         (ii) any of the provisions and/or representations by Roadhouse contained in this Agreement,

         the provisions and representations by Roadhouse contained in the Ancillary Agreements and in this Agreement will prevail.





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

         SALES AND MARKETING OF SERVICES IN THE TERRITORY

7.8. After the Closing Date, the JVCO will conduct its Business, consisting of development and opening of new Restaurants, under the Roadhouse Grill Trademark in the Territory.

         JVCO EMPLOYEES

7.9. After the Closing Date, Cremonini and Roadhouse shall determine the adequacy of the staffing of the JVCO in light of the budget and Business Plan. In this regard the Parties agree to use their reasonable endeavors:

         7.9.1 in accommodating requests of the JVCO for the services of employees with specific know-how or other expertise, by hiring or transferring employees on a permanent or temporary basis, as described in the Master Development Agreement;

         7.9.2 in meeting the JVCO's needs in respect of restaurant activity expertise; and

         7.9.3 in meeting the JVCO's needs in respect of management and other expert human resources.

8.       FOREIGN CORRUPT PRACTICES ACT

8.1. Each of the Parties hereby acknowledges and agrees that certain laws of the United States, including the Foreign Corrupt Practices Act, 15 U.S.C. Article 78dd-1 et seq., prohibit any person subject to the jurisdiction of the United States from making or promising to make any payments of money or anything of value, directly or indirectly, to any government official, political party, or candidate for political office for the purpose of obtaining or retaining business. Each of the Parties hereby represents and warrants that, in the consummation of the transaction contemplated hereby, it has not made, and will not make, any such proscribed payment.

8.2. In the event that any Party, in its performance of its obligation under this Agreement or otherwise in connection with the business of Cremonini and/or Roadhouse, believes that it will be necessary and lawful to make or promise a payment to any governmental official, political party or candidate for political office for the furtherance of this Agreement or the transactions contemplated hereby, that Party shall first discuss the proposed payment with the other Party. If the other Party determines that such payment will not violate the Foreign Corrupt Practices Act, the other Party shall approve the payment in writing; if, on the other hand, the other Party determines that such payment could conflict with the Foreign Corrupt Practices Act, the other Party shall decline to approve the payment. No Party shall make or promise any payment to a governmental official, political party or candidate for political office for the furtherance of this Agreement without first obtaining




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         the prior written approval of the other Party and no Party shall make or promise any payment which the other Party had declined to approve.

8.3. In the event of a breach of its obligations hereunder, the breaching party shall fully indemnify and hold harmless the non-breaching party and its Affiliates, officers, directors, agents and employees against any and all claims, losses and liabilities attributable to such breach.

8.4. Roadhouse understands that the European Union Jurisdictions have equivalent laws; any and all obligations referred to U.S. Laws set forth in this Clause 8 should be deemed to apply also to any EU laws.

9.       EXCLUSIVITY, RIGHT OF FIRST REFUSAL, NON-COMPETITION, NOTIFICATION

         EXCLUSIVITY-RIGHT OF FIRST REFUSAL

9.1. Cremonini, Roadhouse and their respective Affiliates shall only engage in the Business in the Territory through the JVCO pursuant and subject to the terms of the Master Development Agreement.

         NON-COMPETITION

9.2. In view of the Parties exclusive commitment to doing Business through the JVCO, the substantial risks and costs involved in establishing the JVCO, the Parties hereby covenant not to compete, and cause their respective Affiliates not to compete, with the JVCO (the "Exclusivity Requirement") except as otherwise provided herein and as provided in the Master Development Agreement.

9.3. Neither Cremonini, Roadhouse nor any of their respective Affiliates, directly or indirectly, as principal or agent, shall engage, except through the JVCO, in any of the following activities, or acquire or hold a Relevant Equity Interest or take Active Management Participation in an entity which engages, within the Territory, in any of the following activities:

         9.3.1 engaging (as a shareholder owning, directly or indirectly, more than ten percent (10%) of the outstanding shares or otherwise) in a business similar to the Business; PROVIDED, HOWEVER, that Cremonini will continue to operate and develop restaurants in the Territory, other than steak houses, under several trademarks, which also feature, as part of their menu, the Products;

         9.3.2 making statements or performing any acts which are harmful to the reputation of the JVCO or which may lead any person to cease to deal with JVCO, whether at all or on substantially equivalent terms to those previously offered; or

         9.3.3    soliciting the employees of the JVCO, Roadhouse and Cremonini.

         NOTIFICATION

9.4. Each of the Parties shall notify the other of any acquisition of any material interest in an entity that owns a competing business in the Territory.

10.      EXECUTION

         DATE AND PLACE OF EXECUTION

10.1. The Parties shall execute this Agreement at the offices of BBLP Agnoli Bernard Zini et al., P.C. offices at 460 Park Avenue, New York, New York, or may execute and exchange by facsimile counterparts of this Agreement, on July 6, 2000 or such other date as may prove necessary to obtain the requisite regulatory approvals. Should this Agreement be executed and exchanged by facsimile, the Parties shall also execute original counterparts as deemed necessary or advisable.

         SUBMISSION BY THE PARTIES

10.2.    At the Execution Date, the Parties shall deliver to each other:

         10.2.1 all the requisite internal corporate approvals for the consummation of the transaction hereunder; and

         10.2.2   the requisite powers of attorney.

11.      REPRESENTATIONS AND WARRANTIES OF THE PARTIES - INDEMNIFICATION

11.1. Each Party, on behalf of itself and each of its Affiliates, represents and warrants to the other Party, and as from Execution Date also to the JVCO that:

         11.1.1 it is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated:

         11.1.2 it has the requisite power and authority (corporate and other) to own its property and to carry on its business as currently conducted and that it is lawfully empowered to execute and delivery this Agreement and any other agreements contemplated herein to which it is a party and to consummate the transactions contemplated herein;

         11.1.3 the execution and delivery of this Agreement and the agreements contemplated herein have been duly authorized by all requisite corporate action;

         11.1.4 this Agreement and all other agreements or obligations undertaken in connection with the transactions contemplated herein constitute or will constitute, following the execution and delivery thereof, the valid and legally binding obligations of such Party or its Affiliates, enforceable against it or its Affiliates in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to the discretionary authority of a court of competent jurisdiction with respect to the granting of a decree ordering specific performance or other equitable remedies;

         11.1.5 the execution, delivery and performance by each Party to this Agreement and the agreements contemplated herein shall not to the best knowledge of such Party and its Affiliates.

                  (a) violate the provisions of any applicable law, respective articles of incorporation, certificate of incorporation or by-laws/articles of association or other similar documents (each as amended from time to time), or any resolution of its management board or other corporate governing body or of its shareholders, or violate any judgment, decree, order or award of any court, governmental agency or arbitrator applicable to such Party; or

                  (b) conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any license (including operating licenses, permits, concessions, franchises, indentures, mortgages, leases, equipment leases, contracts, deeds of trust) or other instruments or agreements by which such Party is or may be bound; and

         11.1.6 such Party is not precluded by the terms of any contract, agreement or other instrument by which it is bound from entering into this Agreement, or any agreement contemplated herein or from the consummation by such Party of the transactions contemplated herein;

         11.1.7 no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity is required in connection with the execution, delivery and consummation of this Agreement by such Party, or the agreements contemplated herein, except for the consent or approvals;

         11.1.8 to the best knowledge of such Party, there are no actions, suits, investigations or other proceedings pending or threatened against such Party, no order, judgment or decree of any court or governmental agency applicable to such Party or its properties and no facts or circumstances which could reasonably be expected to give rise to a claim, action, suit or proceeding which could materially and adversely affect the JVCO or the transactions contemplated herein; and

         11.1.9 each party shall have fully fulfilled its obligations hereunder.

11.2. Roadhouse specifically represents and warrants that it owns or will own all rights concerning the Marks, including without limitation, the trademark and service mark applications already submitted in Europe. Roadhouse also represents and warrants that the use of the Marks by the JVCO will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. The Parties hereby agree that, should any of the registrations of the Marks in Europe be denied by the competent authority or should the validity of the Marks be successfully challenged by any third party, then they will promptly convene in order to agree on amendments or modification of the Marks so as to render them valid and enforceable under the pertinent jurisdiction. Neither Roadhouse nor any subsidiary of the same owns or uses any intellectual property rights pursuant to any license agreement or has granted any person or entity any rights, pursuant to any license agreement or otherwise, to use the Marks. Roadhouse further represents and warrants that the announced lender offer and/or any pending negotiation with any third party equity Investor does not or will not affect the validity, execution and implementation of this Agreement and any Ancillary Agreement.

11.3. A Party must notify the other Party promptly in writing of any fact, matter or circumstances of which it becomes aware and which causes a Warranty given by it to be untrue, misleading or breached. A Party may terminate this Agreement in the manner and with the consequences set out in Clause 13 as appropriate, if on or before the Closing Date, it becomes aware that a Warranty given or deemed to be given by the other Party is breached or becomes misleading or untrue in each case in any material respect.

11.4. Each party shall indemnify and hold harmless the other party from any and all liability, losses, damages (excluding consequent or indirect damages and loss of profits) costs and expenses (including reasonable counsels' fees and costs of Investigation) in the event of breach of any of its representations and warranties and in the event of default of any of its covenants.

12.      DURATION

12.1. This Agreement shall commence on the Execution Date and shall continue in force for the entire duration of the JVCO, unless terminated pursuant to Clause 13 herein, or unless either Party provides a Transfer Notice to the Other Party, in which case such other Party will have the right, but not the obligation, to purchase the notifying Party's interest in the JVCO at a price with the mechanism as set forth in Clause 13.

13.      TERMINATION

13.1. A Party (the "Non-Defaulting Party") may give notice in writing (a "Termination Notice", the effect of which is set out below) to the other Party (the "Defaulting Party"), where an event specified below applies to that other Party, or where specified, to an Affiliate of such Party when:

         13.1.1   If the Non-Defaulting Party is Cremonini:

                  (a) Roadhouse commits a material breach of its obligations hereunder and, if the breach is capable of remedy, fails to remedy the breach within sixty
                           (60) days of being specifically required in writing to do so by Cremonini; or

                  (b) Roadhouse or one of its Affiliate makes an assignment for the benefit of its creditors generally or fails or is unable to pay its debts generally as they become due but in the case of an Affiliate only if such assignment or failure or inability to pay debts when due might also reasonably be expected to have a material adverse effect on the JVCO; or

                  (c) any distress, execution, sequestration or other similar process is levied or enforced upon or against any property of Roadhouse or an Affiliate of it and which is not discharged or revoked within sixty (60) days and which might also reasonably be expected to have a material adverse effect on the JVCO; or

                  (d) an order is made by a court of competent jurisdiction or a resolution is passed for the winding-up, bankruptcy, reorganization or other similar proceedings of Roadhouse or an Affiliate of it, but, in the case of an Affiliate, only if the matters contemplated by this Clause 13 might also reasonably be expected to have a material adverse effect on the JVCO; or

                  (e) Roadhouse or one of its Affiliates commits a material breach of its obligations under the Master Development Agreement and, if the breach is capable of remedy, fails to remedy the breach within sixty
                           (60) days of being specifically required to do so by Cremonini or the JVCO; or

                  (f) a competitor of Cremonini becomes the relevant direct or indirect controlling shareholder of Roadhouse ("Controlled Party"). For the purposes of this paragraph, competitor means a company operating in Europe at the time of the merger in the following businesses: (i) the beef sector; (ii) food service distribution; (iii) catering; and (iv) any type of commercial restaurant activity.

         13.1.2   If the Non-Defaulting Party is Roadhouse:

                  (a) Cremonini commits a material breach of its obligations hereunder and, if the breach is capable of remedy, fails to remedy the breach within sixty
                           (60) days of being specifically required in writing to do so by Roadhouse; or

                  (b) Cremonini or one of its Affiliates makes an assignment for the benefit of its creditors generally or fails or is unable to pay its debts generally as they become due, but in the case of an Affiliate, only if such assignment or failure or inability to pay debts when due might also reasonably be expected to have a material adverse effect on the JVCO; or

                  (c) Cremonini or one of its Affiliates commits a material breach of its obligations under the Master Development Agreement and, if the breach is capable of remedy, fails to remedy the breach within sixty
                           (60) days of being specifically required to do so by Roadhouse or the JVCO.

                  (d) Any distress, execution, sequestration or other similar process is levied or enforced upon or against any property of Cremonini or one of its Affiliates and which is not discharged or revoked within sixty
                           (60) days and which might also reasonably be expected to have a material adverse effect on the JVCO; or

                  (e) An order is made by a court of competent jurisdiction or a resolution is passed for the winding-up, bankruptcy, reorganization or other similar proceedings of Cremonini or one of its Affiliates, but in the case of an Affiliate, only if the matters contemplated by this Clause 13 might also reasonably be expected to have a material adverse effect on the JVCO.

                  (f) a competitor of Roadhouse becomes the relevant direct or indirect controlling shareholder of Cremonini ("Controlled Party"). For the purposes of this paragraph, a competitor means a company operating in Europe at the time of the merger in the following businesses of: (i) the beef sector; (ii) food service distribution; (iii) catering; and (iv) any type of commercial restaurant activity.

13.2. The service of a Termination Notice shall give the Non-Defaulting Party serving the Termination Notice the following rights:

         13.2.1 if Roadhouse is the Defaulting Party and Cremonini serves a Termination Notice, Cremonini shall have the option to buy all of Roadhouse's Shares and it shall be the obligation of Roadhouse to sell such shares to Cremonini. If required to do so by Cremonini in accordance with this Clause 13; or

         13.2.2 if Cremonini is the Defaulting Party and Roadhouse serves a Termination Notice, Roadhouse shall have the option to buy all of Cremonini's Shares and it shall be the obligation of Cremonini to sell such shares to Roadhouse, if required to do so by Roadhouse in accordance with this Clause 13.

                  (in either case, these Shares are referred to as the "Sale Shares").

13.3. The Price for the Sale Shares shall be equal to a percentage of the JVCO's capital represented by the Sale Share of an amount resulting by multiplying 22 times the EBIT of the JVCO for the year preceding the year in which the Notice of Termination is served.

13.4. Within ninety (90) days of the determination of fair value of the Sale Shares as per Clause 13.3 above, the Non-Defaulting Party who serves the Termination Notice shall elect by written notice to the other Party whether to respectively exercise its option pursuant to Clause 13.2.1 or 13.2.2, as the case may be, to buy the Sale Shares. If no election is made within the stipulated 90 (ninety) days, then the rights arising under the Termination Notice pursuant to Clause 13.2.1 or 13.2.2, as the case may be, shall lapse in relation to that Termination Notice.

13.5. Once an election is made to exercise the option in accordance with Clause 13.4, the Defaulting Party shall be bound to transfer the Sale Shares against tender of the price determined in accordance with Clause
         13.3. The date on which such an election is made is the "Binding Date."

13.6. Within [30 (thirty)] days of the Binding Date, the Defaulting Party shall (i) execute the necessary instruments of transfer of the Sale Shares in favor of the Non-Defaulting Party and pay to the Defaulting Party the purchase price for the Sale Shares, determined in accordance with Clause 13.3. The instruments of transfer shall be executed against payment in full of the price for all of the Sale Shares and the Parties shall procure that the CEO will enter the Non-Defaulting Party's name in the register of members of the JVCO as the new holder of the Sale Shares.

13.7. Unless terminated earlier pursuant to Clause 13, the JVCO shall not otherwise be terminable by either Party and any judicial right of dissolution or similar right with respect to the JVCO shall be waived to the fullest extent permissible under applicable law.

         PUT AND CALL OPTION - RIGHT TO RE-PURCHASE

13.8. Subject to the condition precedent set forth in Clause 13.10 below, Roadhouse and Cremonini grant, respectively, to each other a right of put and call option on the 8% (eight percent) participation acquired by Roadhouse in the JVCO share capital at the end of year 2004. Within thirty (30) days from the approval, by the Board of Directors of the JVCO of the annual financial statements as of December 31, 2004 (which will occur, approximately, by April 30, 2005), Roadhouse and Cremonini shall have the right to respectively exercise the put and call option related to the transfer to Cremonini of the eight % (eight percent) of the share capital of the JVCO owned by Roadhouse, by sending to the other party a written notice pursuant to Clause 17.1 below. The exercise price shall be determined by multiplying 7 (seven) times the EBITDA of the JVCO, deducted the total Net Debts as evidenced in the audited financial statements as of December 31, 2004. Transfer shall occur within ninety (90) days from the receipt by the other party of the notice of exercise of the option.

13.9. Subject to the condition precedent set forth in Clause 13.10 below, Cremonini shall have an obligation to re-purchase the shareholding, equal to 2% (two percent) of the JVCO share capital, subscribed by Roadhouse in the course of the year 2004 pursuant to Clause 7 above. Cremonini shall send a written notice in that respect to Roadhouse, pursuant to Clause 17.1 below, within fifteen (15) days from the approval of the financial statements as of December 31, 2005 (which will occur approximately by April 30, 2006). The price of the shares shall be calculated by multiplying 7 (seven) times the EBITDA of the JVCO, deducted Net Debts, as evidenced in the audited financial statements as at December 31, 2005. Transfer shall occur within ninety
         (90) days from the receipt, by the other party, of the notice of exercise of the option.

13.10. The exercise of the put and call options referred to in Clause 13.8 and the obligation of Cremonini to repurchase the 2% (two percent) participation of Roadhouse, as set forth in Clause 13.9 above, are subject to the condition precedent of the achievement by the JVCO of an EBITDA equal to at least ITL 35,000,000,000 (Thirty-Five Billion) (the "Threshold").

         In the event that such figure is reached by the JVCO before the year 2004, the parties shall have the right to exercise the put and call options referred to in Clause 13.8 above starting from April 30, 2005.

         The right of Cremonini to repurchase two percent (2%) of the JVCO share capital, as referred to in Clause 13.9 above, shall be exercised starting as of April 30, 2006.

         In the event that the figure 35,000,000,000 (Thirty-Five Billion) EBITDA is not reached in the year 2004, the exercise of the put and call options and the right to repurchase shall be postponed until the approval of a year and audited financial statement of the JVCO evidencing such figure.

13.11. It is further agreed that, if the Threshold is not achieved by January 1, 2007, Cremonini, at Roadhouse's request, shall be obligated to repurchase Roadhouse's Shares at its costs for the same. Should Roadhouse elect not to put its Shares to Cremonini pursuant to this Clause 13.11, such Shares shall continue to be subject to the put and call option set forth in Clauses 13.8 and 13.9 above, it being understood and agreed that reference to financial statements in Clauses
         13.8 and 13.9 above shall be deemed to be the most recent annual financial statements preceding the year of exercise of such put and call option.

14.      SURVIVAL

14.1. The obligations contained herein that would by their nature or the context in which they are used herein continue beyond the termination of this Agreement (including without limitation all accrued and unpaid obligations arising hereunder), shall survive termination of this Agreement and/or the dissolution of the JVCO, and shall continue to apply to any Party, the JVCO and their respective Affiliates after they cease to be a party to this Agreement or any agreements contemplated herein.

14.2. Notwithstanding anything to the contrary contained in this Agreement, all of the representations and warranties set forth in Clause 11 shall survive the execution and performance of this Agreement and the relevant Ancillary Agreements for a period of five (5) years.

15.      CONFIDENTIALITY

15.1. During the term of this Agreement and after termination or expiration of this Agreement for any reason whatsoever the Receiving Party (as defined in Clause 15.5 below) shall:

         15.1.1 keep the Confidential Information (as defined in Clause 15.5 below) confidential and make every effort to prevent the use or disclosure of Confidential Information;

         15.1.2 not disclose the Confidential Information to any other Person other than with the prior written consent of the Disclosing Party or in accordance with this Agreement; and

         15.1.3 not use the Confidential Information for any purpose other than for the purposes of its own reporting requirements or the performance of its obligations hereunder.

15.2. The Receiving Party may disclose the Confidential Information to its directors, other officers, employees, lawyers and accountants and those of its

         Affiliates (the "Recipient") to the extent that it is necessary for the purposes of this Agreement and its own or their own reporting requirements.

15.3. The Receiving Party shall ensure that each Recipient is made aware of and complies with all the Receiving Party's obligations of confidentiality hereunder as if the Recipient was a Party to this Agreement.

15.4. The obligations contained in Clauses 15.1, 15.2 and 15.3 shall not apply to any Confidential Information which:

         15.4.1 at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient; or

         15.4.2 can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party other than through breach of this Agreement by the Receiving Party or any Recipient; or

         15.4.3 is required to be disclosed by law, by a rule or regulation of a stock exchange or by a governmental or regulatory authority.

15.5. For purposes of the above provisions of this Clause 15, "Confidential Information" means all information disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one of the Parties of the JVCO (each a "Disclosing Party") to any other Party (the "Receiving Party") whether before or after the date of this Agreement including, without limitation, information relating to the Disclosing Party's operations, processes, plans or intentions, product information, know-how, design rights, trade secrets, market opportunities and business affairs.

15.6. If a Party is permitted to sell or offer its Shares to a third-party in accordance with the terms of this Agreement, such Party may request that the Board permit such disclosure of confidential information of the JVCO as is reasonable for a third-party to evaluate the purchase of the Shares, subject to the terms of a confidentiality agreement to be entered into by the third-party. The Board shall respond favorably to reasonable requests, but any disclosure shall be made by the JVCO on the authority of the Board.

15.7. This Clause 15 survives termination of this Agreement and shall bind a Party after it has ceased to be treated as a Party to this Agreement.

16.      MISCELLANEOUS

         PUBLIC RELATION

16.1. Under no circumstances whatsoever will the JVCO be entitled to present itself as an authorized representative of either Party. The JVCO will address public relations issues reflective of its specific Business.

         ASSIGNMENT AND SUBCONTRACTING

16.2. Except as expressly permitted herein, a Party may not assign or transfer or purport to assign or transfer a right or obligation hereunder without having first obtained the other Party's written consent, which consent may be given or withheld in the absolute discretion of the Party required to give such consent. Any purported assignment or transfer not made in accordance with this Clause 16.2 shall be void. Notwithstanding the foregoing, each party shall have the right to assign or transfer any or all parts of its rights and obligations under this Agreement, without any prior consent of the other party, provided that the assignment or transfer is done to the benefit of other party, provided that the assignment or transfer is done to the benefit of other company belonging to the same group, or to any company which is formed as a result of a merger, amalgamation or consolidation, provided that it is not a Direct Competitor.

16.3. Except as expressly permitted herein, a Party may not subcontract the performance of any of its obligations hereunder.

         WAIVER OF RIGHTS/COMPROMISE

16.4. The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of any other rights or remedies. No single or partial exercise of any right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of any other right or remedy.

16.5. Save as provided in this Agreement the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         FURTHER ASSURANCES

16.6. Each Party shall exercise all voting rights and other powers of control available to it in relation to the JVCO so as to cause (to the extent possible) that at all times during the term of the Agreement the provisions of this Agreement to be duly and promptly observed and given full force and effect accordingly to its spirit and intention.

16.7. If there is any conflict or inconsistency between the provisions of this Agreement and the By-Laws/Articles of Association, this Agreement shall prevail as between the Parties and they shall, whenever necessary, exercise all voting and other rights and powers available to them to procure the amendment of the By-Laws/Articles of Association to the extent necessary to permit the JVCO and its affairs to be administered as provided in this Agreement.

         ENTIRE AGREEMENT

16.8. This Agreement (together with all agreements and documents referred to in this Agreement including the Shareholder's Agreement) constitutes the entire agreement, and supersedes any previous agreement or understanding between the Parties relating to the subject matter of this Agreement.

16.9. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter hereof, save those expressly set out in this Agreement (together with all agreements and documents referred to in this Agreement), and that it shall have no rights or remedies with respect to such subject matter other than under this Agreement (together with all agreements and documents referred to in this Agreement) save to the extent that they arise out of the fraud or fraudulent misrepresentation of any Party.

16.10. The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the continuation in force of the remainder of this Agreement.

         AMENDMENTS

16.11. A variation of this Agreement is valid only if it is in writing and signed by or on behalf of both Parties.

         NO PARTNERSHIP

16.12. No provision of this Agreement creates a partnership between the Parties or any of them or (save as expressly provided in this Agreement) makes a Party the agent of another Party for any purpose. Subject to any express provisions of this Agreement, a Party has no authority or power to bind, to contract in the name of, or to create a liability for any other Party in any ay or for any purpose.

         COSTS

16.13. Except as otherwise expressly provided in this Agreement each Party shall pay it sown costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it. For the avoidance of doubt, this Clause

         16.13 survives termination of this Agreement and shall bind a Party after it has ceased to be or to be treated as a Party to this Agreement.

         COUNTERPARTS

16.14. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same document.

         ANNOUNCEMENTS

16.15. Subject except as expressly contemplated in this Agreement or any other agreement between the Parties, no Party shall, and each Party shall ensure that no Affiliate of it shall, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other Party's written consent (which consent shall not be unreasonably withheld or delayed).

16.16. Clause 16.15 does not apply to a public announcement, communication or circular if it is required by law, a regulation or the rules of a stock exchange or any other regulatory authority.

16.17. For the avoidance of doubt, Clauses 16.15 and 16.16 survive the termination of this Agreement and shall bind a Party after it has ceased to be or to be treated as a Party to this Agreement.

         BENEFIT OF THIS AGREEMENT

16.18. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its or any subsequent successors, permitted transferees and permitted assigns.

         ANCILLARY AGREEMENTS

16.19. The Parties agree that the agreed form Ancillary Agreements incorporate by reference several provisions of this Agreement without setting them out fully in the text of this Agreement. The Parties agree that, before they are signed, the Ancillary Agreements shall include so far as practicable the provisions of this Agreement as so incorporated by reference in a manner that the JVCO will not need to record this Agreement among its deeds.

17.      NOTICES AND COMMUNICATION

17.1. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be given in writing (including where sent by overnight mail, or facsimile or telex transmission or delivered) to each Party at its address or facsimile or telex number set out under its name on the execution pages of this Agreement or at such other address as may be




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

         designated by such Party in a written notice to the other Party and confirmed by registered mail. All such notices and communications will be effective when received in the case of hand or overnight delivery or registered mail or, in the case of notice by facsimile transmission when telexed against receipt of answerback, or in the case of notice by facsimile transmission when a satisfactory transmission receipt is received by the sender and an acknowledgement of receipt is received by the sender from the recipient.

                           If to Cremonini:

                           Cremonini S p.A.

                           Via Modena, 53

                           Castelvetro di Modena (Modena)

                           Fax:     +39-059-754-899

                           Attn:    Mr. Valentino Fabbian

                                    Director, Head of Restaurant Division

                           With a copy to:

                           BBLP Pavia e Ansaldo et al.

                           460 Park Avenue

                           21st Floor

                           New York, New York  10022

                           Fax:     001-212-980-1453

                                    +39-02-6338-2807

                           Attn:    Gian Paolo Zini, Esq.

                                    Simonetta Andrioli, Esq.

                                    Gianluigi Esposito, Esq.






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
                           If to Roadhouse:

                           Roadhouse Grill, Inc.,

                           2703-A Gateway Drive

                           33069 Pompano Beach

                           Florida USA

                           Fax:     +1-954-957-2503

                           Attn:    Ayman Sabi

                                    President and CEO

                           If to the JVCO:

                           Roadhouse Grill Europe at the address to be subsequently provided

                           With a copy to:

                           BBLP Pavia e Ansaldo

                           Via dell'Annunciata 7

                           20121 Milano (Italy)

                           Fax:     +39-02-6338-2807

                           Attn:    Gian Paolo Zini, Esq.

                                    Simonetta Andrioli, Esq.

                                    Gianluigi Esposito, Esq.

         Failure to send coy of any notice to the counsels of the Parties shall invalidate such notice.

18.      GOVERNING LAW AND ARBITRATION

18.1. This Agreement is governed by, and shall be construed in accordance with the laws of Italy.




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

18.2. Any dispute arising between the parties in connection with the validity, termination, interpretation or implementation of this Agreement which cannot be resolved by amicable settlement shall be submitted to the decision of a Panel of three (3) Arbitrators, which shall decide pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

18.3. The party wishing to submit to arbitration shall appoint its Arbitrator and notify the other party of this appointment.

18.4. Within fifteen (15) days of receipt of this notice, the other party shall appoint its Arbitrator and shall notify the first party of its appointment.

18.5. Within fifteen (15) days of the appointment of the second Arbitrator, the two Arbitrators so appointed shall agree, within the following twenty (20) days, upon the appointment of a third Arbitrator.

18.6. if no agreement can be reached, the Arbitrator shall be appointed, upon application made by the most diligent Party, according to the Rules of the International Chamber of Commerce.

18.7. Similarly, if the party to whom the appointment of an Arbitrator has been notified does not, in turn, appoint its Arbitrator, said Arbitrator shall be appointed together with the third Arbitrator in accordance with the Rules of the International Chamber of Commerce that shall be applied for the substitution of any Arbitrator who dies or resigns who will also provide for the substitution of any Arbitrator who dies or resigns.

         Arbitration shall be conducted in the English language and shall take place in Milan, Italy.



                         [Signatures on following page]





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
     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in counterparts on the first day and year above written.



CREMONINI S. P. A.                          ROADHOUSE GRILL, INC.



By: /s/ Valentino Fabbian                   By: /s/ Ayman Sabi
    ---------------------------------           --------------------------------
Name:  Valentino Fabbian                    Name:  Ayman Sabi

Title: Director, head of Restaurant         Title: President and CEO
Division


Date: July 6, 2000                          Date: July 6, 2000







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